Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Amendment No. 4 of this Registration Statement on Form S-4 of Palm, Inc. of our report dated August 4, 2003 except for Notes 1 and 16, which are as of September 22, 2003 relating to the financial statements of PalmSource, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

September 22, 2003